Exhibit 10.1

                    MANAGEMENT EMPLOYMENT AGREEMENT

     THIS AGREEMENT made as of October 1, 2002 between ESESIS
Environmental, Corp. (the "Employer") and Charles Thorn ( the
"Employee").

     WHEREAS the Employer and the Employee are desirous of setting out the terms and conditions of their employment relationship:

     NOW THEREFORE THIS AGREEMENT WITNESSES that the parties agree as follows:

     1.   EMPLOYMENT.

          (a) The Employee represents to the Employer that the Employee has the required skills and experience to perform the duties and exercise the responsibilities required of a General Manager for Esesis Environmental.

          (b) In carrying out these duties and responsibilities the Employee shall comply with all lawful and reasonable instructions as may from time to time be given by superiors representing the Employer.

          (c) In consideration for the Employee's agreement hereto and the Employee's performance in accordance herewith, the Employer employs the Employee.

          (d) The effective performance of the Employee's duties requires the highest level of integrity and the Employer's complete confidence in the Employee's relationship with other employees of the Employer and with all persons dealt with by the Employee in the course of employment.

          (e) the Employer reserves the right from time to time to change the Employee's assignments, duties and reporting relationships.

          (f) The employment shall commence on the date first above written.

          (g) the Employer shall allow the Employee one, with a maximum of two week(s) vacation with pay, each year during the term of employment, the time of such vacation to be fixed by the Employer.

     2. ATTENTION TO BUSINESS. During the term of employment, the Employee shall devote his entire working time and attention to such duties as may be assigned to him by the Employer, and shall faithfully and diligently serve and endeavor to further the interests of the Employer.

     3. HOURS OF WORK. The Employee is employed on a full-time basis for the Employer. The Employee acknowledges that the hours of work involved may vary and be irregular and are those hours required to meet the objectives of the employment. The Employee acknowledges that this clause constitutes agreement to work such hours where such an agreement is required by law.

     4.   CONFIDENTIAL INFORMATION

          (a) The Employee acknowledges that in consideration of being employed by the Employer, the Employee will acquire knowledge and/or information about certain matters and things which are confidential to the Employer, whether in the course of or incidental to the Employee's employment, and which knowledge or information is the exclusive property of the Employer, including, without limitation:

               (i)   customer lists;
               (ii)  pricing policies;
               (iii) lists of suppliers;
               (iv)  patents;
               (v)   trade marks;
               (vi)  payment terms;
               (vii) terms of sale including special customer discounts
                     or concessions;
               (viii) customer sales volumes;
               (ix)  marketing knowledge and/or information;
               (x)   production knowledge and/or information;
               (xi) knowledge and/or information regarding Employer's competitors;
               (xii) other intellectual property and/or data; and
               (xiii)such other knowledge and/or information as the
                     Employer may from time to time own or otherwise have an interest in.

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          (b)  The Employee acknowledges that knowledge and/or
               information, including such knowledge and/or information as referred to herein, could be used to the detriment of the Employer. Accordingly, the Employee hereby agrees to treat, in strictest confidence, all such knowledge and/or information and agrees not to disclose or authorize disclosure of, same to any third party either during or after the term of employment.

          (c) The Employee acknowledges that, without prejudice to any and all rights of the Employer, an injunction is the only effective remedy to protect the Employer's rights and property as set out herein.

     5.   CONFIDENTIAL INFORMATION AND ASSIGNMENT OF INVENTIONS

          (a) The Employee agrees to disclose promptly, fully and in confidence to the Employer or its nominee, any and all inventions, improvements or discoveries made or conceived by him/her during the term of his/her employment either solely or jointly, with others, in the performance of such employment or;

               (i) with the use of the Employer's time, equipment, materials, supplies or facilities; or
               (ii) related to or suggested by trade secret information, other private or confidential matters acquired during the term of his employment, the business of the Employer or the Employer's actual or demonstrably anticipated processes or research and development.

          (b) All such inventions, improvements or discoveries are referred to herein as "Subject Inventions".

          (c) Except as expressly provided in subparagraph (c) hereof, the Employee agrees that all Subject Inventions shall be the sole and exclusive property of the Employer or its nominee.

          (d) Upon the request of the Employer and in the form and manner prescribed by it, the Employee agrees to assign to the Employer, or its nominee, any and all rights, title and interest in and to all Subject Inventions, provided, however, that inventions, improvements or discoveries produced entirely in the Employee's own time and

               (i)   which do not relate
                     A.  to the business of the Employer; or
                     B. to the Employer's actual or demonstrably anticipated processes, research or development; or
               (ii) which do not result from any work performed by the Employee for the Employer;

          (e) shall remain the Employee's sole and exclusive property and not subject to assignment hereby but are subject to disclosure to the Employer.

          (f) Upon the request of the Employer, the Employee agrees to assist it and its nominee, at the Employee's expense, during and after the Employee's employment in every proper way;

               (i) to obtain for the Employer, patents for Subject Inventions (other than those expressly excluded pursuant to the terms of subparagraph (c) above) in any and all jurisdictions; and
               (ii) in any controversy or legal proceeding relating to Subject Inventions, improvements or discoveries or to the patents resulting therefrom.

          (g) The Employee agrees not to disclose at any time during or after his/her employment, directly or indirectly, to any unauthorized person without the Employer's prior written permission, any knowledge not available to the public which the Employee acquires respecting the Employer's inventions, designs, methods, systems, improvements, trade secrets, customer information or other private or confidential matters acquired during the term of his/her employment.

          (h) The Employee agrees that all records, files, drawings, tapes, documents, tools, equipment and the like relating to the business, work or investigations of the Employer and prepared, used or possessed by the Employee, or under the Employee's control, during the term of his employment shall be and remain the sole and exclusive property of the Employer.

          (i) Prior to leaving employment with the Employer, the Employee agrees to deliver promptly to the Employer all such records, files, drawings, tapes, documents, plans, tools and equipment.

          (j) The Employee, represents that he/she has no agreement with or obligation to others in conflict his/her obligations under this Agreement.

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     6.   NON-COMPETITION. The Employee acknowledges that he or she will acquire considerable knowledge about, and expertise in, certain areas of the Employer's business and that he or she will have knowledge of, and contact with, customers and suppliers of the Employer and its Affiliates (as hereafter defined). The Employee further acknowledges that he or she may well be able to utilize such knowledge and expertise, following termination of his or her service with the Employer, to the serious detriment of the Employer in the event that the Employee should solicit business from customers of the Employer or its affiliates. Accordingly, the Employee agrees that:

          (a) during his or her employment and for a period of two (2) year after termination of his or her employment, the Employee will not in any way be associated with or involved, directly or indirectly, with any person, firm, corporation or other entity engaged in any business which provides services substantially similar to the services provided by the Employer or its Affiliates within the metropolitan area known as Houston and any area located within the vicinity of 60 miles from Houston, Texas, or within the vicinity of 60 miles from any other office of the Employer, whether now operated by the Employer or hereafter operated by it;

          (b) he or she will not, for a period of two (2) years after termination of his or her employment, directly or indirectly, approach any customer or business partner of the Employer or its Affiliates for the purpose of providing services substantially similar to the services provided by the Employer or its affiliates;

          (c) he or she will not, for a period of two (2) years after termination of his or her employment, directly or indirectly, approach, solicit, entice or attempt to approach, solicit or entice any of the other employers of the Employer or its Affiliates to leave the employment of the Employer;

          (d) he or she will not, for a period of two (2) years after termination of his or her employment, directly or indirectly, solicit orders for any articles similar to or capable of being used in place of the Goods (as hereafter defined), from any person, firm or employer to whom, or residing or carrying on business within the area in which, the Employer has supplied Goods at any time during the twelve (12) months preceding such termination; or

          (e) supply such articles described in subparagraph 6(d) above to any person, firm or employer described in subparagraph 6(d)).

          (f) For the purposes of this paragraph 6, the following words and phrases shall have the following respective meanings: (i) "Affiliate" means any entity a majority of whose voting shares or securities are owned or controlled directly or indirectly by the Employer or the shareholders of the Employer, or whose control is held by the Employer or the shareholders of the Employer; and "Goods" means the articles manufactured, distributed or sold by the Employer.

     7. REMUNERATION AND BENEFITS. In consideration of the Employee's undertaking and the performance of the obligations contained herein, the Employer shall pay and grant the following salary and benefits:

          (a) a salary of 60,000.00 per annum, payable in arrears in equal 24 installments, subject to an annual review;

          (b) such other benefit programs as are made generally available by the Employer from time to time pursuant to the provisions thereof;

          (c) the reimbursement of any expenses authorized and incurred pursuant to the Employee's employment in accordance with the Employer's generally established practice as applied from time to time;

          (d) an automobile allowance of $700 a per month plus reimbursement for gas and repair expenses generated by use of the automobile on behalf of the Employer. The Employee shall insure said automobile at his expense in an amount satisfactory to the Employer and shall produce proof of same to the Employer when requested to do so;

          (e) an annual bonus in the absolute discretion of the Employer which bonus may not be given at all in any year.

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     8.   TERMINATION

          (a) This Agreement may be terminated in the following manner in the following circumstances:

               (i) By the Employee upon the giving of not less than 90 days notice to the Employer;
               (ii) By the Employer upon the giving of not less than 90 days notice to the Employee;
               (iii) By the Employer, at its option, for cause
                     including:
                     A. a material breach of any of the provisions of this Agreement by the Employee;
                     B. conviction of the Employee of a criminal offence punishable by indictment where such cause is not prohibited by law;
                     C. alcoholism, drug addiction or other such dissipation of the Employee;
                     D. the absence of the Employee from the performance of his duties for any reason, other than for authorized vacation, for a period in excess of forty (40) working days total in any six (6) month period; and
                     E. violation of any instructions or rules of the Employer; and
               (iv) By the Employee for cause including any material breach of this Agreement by the Employer.

          (b) provided that any failure by the Employer to exercise its option to terminate this Agreement pursuant to this subparagraph shall not be deemed to be a waiver of, or prevent the Employer from exercising such option at any subsequent time.

          (c) The giving of notice or the payment of funds, upon termination pursuant to the termination provisions provided herein, shall not prevent the Employer from alleging cause for said termination.

          (d) The Employee authorizes the Employer to deduct from any payment due to the Employee at any time, including from a termination payment, any amounts owed to the Employer by reason of purchases, advances, loans or in recompense for damage to or loss of the Employer's property save only that this provision shall be applied so as not to conflict with any applicable legislation.

     9. SEVERABILITY. In the event that any provision herein or part hereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions, or parts hereof, shall be and remain in full force and effect.

     10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the employment of the Employee. Any and all previous agreements, written or oral, express or implied between the parties hereto or on their behalf relating to the employment of the Employee by the Employer are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

     11. AMENDMENT. This Agreement may be altered, modified or amended only by a written instrument, duly executed by both parties and stating that the alteration, modification or amendment is an addition to and subject to this Agreement.

     12. NON-MERGER. Notwithstanding any other provision in this Agreement to the contrary, the provisions of paragraph 4, 6 and 7 hereof shall survive termination of this Agreement and shall not merge therewith.

     13.  NOTICES

          (a) Any notice required or permitted to be given to the Employee shall be sufficiently given if delivered to the Employee personally or if mailed by registered mail to the Employee's address last known to the Employer.

          (b) Any notice required or permitted to be given to the Employer shall be sufficiently give if delivered to or mailed by registered mail to the Employer at it's registered office.

          (c) Any notice given pursuant to and in accordance with this paragraph shall be deemed to be received by the recipient on the third business day after mailing, if sent by registered mail, and on the day of delivery, if delivered.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


/s/ CHARLES THORN                   Per:  /s/ MARK HOGAN
-------------------------               -------------------------
Charles Thorn                            Name: Mark Hogan
                                         Title: President



/s/ MARK HOGAN
-------------------------
Witness










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